                                                                         (23)(b)


                         Consent of Independent Auditors





We consent to the incorporation by reference in the Registration Statement (Form No. 333-76347), pertaining to the Employees' Savings Plan and Employee Stock Ownership Plan of Consumers Energy Company of our report dated June 23, 2003 with respect to the financial statements and schedule of the Employees' Savings Plan and Employee Stock Ownership Plan of Consumers Energy Company included in this annual report (Form 11-K) for the year ended December 31, 2002.


                                      /s/ Ernst & Young LLP


Detroit, Michigan
June 23, 2003